Exhibit 99.1

Contact: Kendra Kimmons Vice President of Marketing & Communications 225-299-3708 kendra.kimmons@amedisys.com

Amedisys to Open Home Health Care Centers in

Charlotte and Raleigh, N.C.

BATON ROUGE, La., October 20, 2021 – Amedisys, Inc. (NASDAQ: AMED), a leading provider of quality home health, hospice and personal care, has closed on its acquisition of regulatory assets that allow the Company to establish home health care centers to fully service and expand the Charlotte and Raleigh, N.C. markets.

Under the terms of the agreement, Amedisys acquires the right to expand certified home health care services in Mecklenburg County and Wake County, N.C., and surrounding counties, including Union, Wayne, Wilson, Stanley, and Anson counties. Amedisys will open two start-up care centers to serve patients in the Charlotte and Raleigh markets, which provide access to more than 350,000 Medicare enrollees and more than 100,000 Medicare Advantage enrollees.

“We’re honored to be able to offer our compassionate, clinically distinct, and industry leading care to more patients in more places,” stated Home Health President Tammy Peebles-Forrest. “Expanding our footprint across these two key medical markets enables us to provide high-quality care to more patients in coordination with numerous forward-thinking healthcare providers. These markets have long been sought after to further prove that Amedisys is America’s solution for aging in place.”

Amedisys is the second largest provider of home health care and the third largest provider of hospice care in the United States with 527 locations across 39 states and the District of Columbia. The Company also provides personal care and palliative care.

About Amedisys:

Amedisys, Inc. is a leading healthcare at home Company delivering personalized home health, hospice, personal care and higher acuity care services. Amedisys is focused on delivering the care that is best for our patients, whether that is home-based personal care; recovery and rehabilitation after an operation or injury; care focused on empowering them to manage a chronic disease; or hospice care at the end of life. More than 2,900 hospitals and 78,000 physicians nationwide have chosen Amedisys as a partner in post-acute care. Founded in 1982, headquartered in Baton Rouge, LA with an executive office in Nashville, TN, Amedisys is a publicly held company. With ~21,000 employees, in 527 care centers in 38 states and the District of Columbia, Amedisys is dedicated to delivering the highest quality of care to the doorsteps of more than 418,000 patients in need every year. For more information about the Company, please visit: www.amedisys.com.

Forward-Looking Statements:

When included in this press release, words like “believes,” “belief,” “expects,” “plans,” “anticipates,” “intends,” “projects,” “estimates,” “may,” “might,” “would,” “should,” “will” and similar expressions are intended to identify forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a variety of risks and uncertainties that could cause actual results to differ materially from those described therein. These risks and uncertainties include, but are not limited to the following: the impact of the novel coronavirus pandemic (“COVID-19”), including the measures that have been and may be taken by governmental authorities to mitigate it, on our business, financial condition and results of operations, changes in or our failure to comply with existing federal and state laws or regulations or the inability to comply with new government regulations on a timely basis, changes in Medicare and other medical payment levels, our ability to open care centers, acquire additional care centers and integrate and operate these care centers effectively, competition in the healthcare industry, changes in the case mix of patients and payment methodologies, changes in estimates and judgments associated with critical accounting policies, our ability to maintain or establish new patient referral sources, our ability to attract and retain qualified personnel, our ability to keep our patients and employees safe, changes in payments and covered services by federal and state governments, future cost containment initiatives undertaken by third-party payors, our access to financing, our ability to meet debt service requirements and comply with covenants in debt agreements, business disruptions due to natural disasters or acts of terrorism, widespread protest or civil unrest, our ability to integrate, manage and keep our information systems secure, our ability to realize the anticipated benefits of acquisitions, and changes in law or developments with respect to any litigation relating to the Company, including various other matters, many of which are beyond our control.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on any forward-looking statement as a prediction of future events. We expressly disclaim any obligation or undertaking, and we do not intend to release publicly any updates or changes in our expectations concerning the forward-looking statements or any changes in events, conditions or circumstances upon which any forward-looking statement may be based, except as required by law.

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